April 13, 2015



SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549


Attn. Document Control




RE	American
Depositary Shares
evidenced by the
American Depositary
Receipts of
Permanent TSB Group Holdings
PLC
Form F6 File No 333150194



Ladies and Gentlemen

Pursuant to Rule 424b3
under the Securities Act
of 1933, as amended, on
behalf of The Bank of
New York Mellon, as
Depositary for
securities against which
American Depositary
Receipts ADRs are to
be issued, we attach a
copy of the new
prospectus Prospectus
reflecting the change in
ratio from 1 ADS  100
Ordinary Shares to 1
ADS  1 Ordinary Share.
As required by Rule
424e, the upper right
hand corner of the
Prospectus cover page
has a reference to Rule
424b3 and to the file
number of the
registration statement to
which the Prospectus
relates.

Pursuant to Section III
B of the General
Instructions to the Form
F6 Registration
Statement, the
Prospectus consists of
the ADR certificate
with the revised ratio.
The Prospectus has
been revised to reflect
the new ratio as follows
One 1 American
Depositary Share
represents One 1
Share.

Please contact me with
any questions or
comments at 212
8152301.


Paul Brophy
Senior Associate
The Bank of New York
Mellon  ADR Division


Encl.
CC Paul Dudek, Esq.
Office of International
Corporate Finance







Depositary Receipts